Exhibit 10.25

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on December 28, 2014 in Shenzhen, the People’s Republic of China (“China” or the “PRC”).

Party A:	The Future Leading Education (Shenzhen) Co., Ltd., a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at Room 201, Block A, No. 1 Qianwan Road 1, Shenzhen-Hong Kong Cooperation Zone, Qianhai, Shenzhen;

Party B:	Beijing Zhongtulian Culture & Education Development Center, with its address at Room B1-4405, Block 3, No. 20 Yong’an Road, Shilong Economic Development Zone, Mentougou District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.	Party A is a wholly foreign owned enterprise established in China, and has the necessary resources to provide technical and consulting services;

2.	Party B is permitted to engage in the business of publishing of periodicals, retails of publications and advertisement by relevant PRC government authorities. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to as the “Principal Business”;

3.	Party A is willing to provide Party B with technical support, consulting services and other services on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Services Provided by Party A

1.1	Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the follows:

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(1)	Licensing Party B to use any software legally owned by Party A;

(2)	Development, maintenance and update of software involved in Party B’s business;

(3)	Design, installation, daily management, maintenance and updating of network system, hardware and database design;

(4)	Technical support and training for employees of Party B;

(5)	Assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(6)	Providing business management consultation for Party B;

(7)	Providing marketing and promotion services for Party B;

(8)	Providing customer order management and customer services for Party B;

(9)	Leasing of equipments or properties; and

(10)	Other services requested by Party B from time to time to the extent permitted under PRC law.

1.2	Party B agrees to accept all the services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the services under this Agreement.

1.3	Service Providing Methodology

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1.3.1	甲、乙双方同意在本协议有效期内， 视情况而定， 乙方可以与甲方或甲方指定的其他方进一步签订服务协议， 对各项服务的具体内容、 方式、 人员、收费等进行约定。

Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific services.

1.3.2	为更好地履行本协议， 甲乙双方同意， 视情况而定， 乙方在本协议有效期内将与甲方或甲方指定的其他方根据业务进展需要随时签署设备、 资产的租用协议， 由甲方将有关的设备、 资产提供给乙方使用。

To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A's relevant equipment or property based on the needs of the business of Party B.

1.3.3	乙方特此向甲方授予一项不可撤销的排他性的购买权， 根据该购买权， 甲方或其指定的任何人可在中国法律法规允许的范围内， 由甲方自行选择， 向乙方购买任何部分或全部资产和业务， 作价为中国法律允许的最低价格。 届时双方将另行签订资产或业务转让合同， 对该资产转让的条款和条件进行约定。

Party B hereby grants to Party A or any other person designated by Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B, to the extent permitted under PRC law, at the lowest purchase price permitted by PRC law. The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.	服务的价格和支付方式

The Calculation and Payment of the Service Fees

2.1	在本协议有效期内，乙方应向甲方支付的费用应按如下方式计算：The fees payable by Party B to Party A during the term of this Agreement shall be calculated as follows:

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2.1.1	就甲方向乙方提供的服务， 乙方应每月向甲方支付服务费。 每月的服务费由管理费和服务提供费组成， 具体金额由双方根据以下因素商议确定：

Party B shall pay service fee to Party A in each month. The service fee for each month shall consist of management fee and fee for services provided, which shall be determined by the Parties through negotiation after considering:

(1)	服务的复杂程度及难度；

Complexity and difficulty of the services provided by Party A;

(2)	甲方雇员的职位和提供该等服务所需的时间；

Title of and time consumed by employees of Party A providing the services;

(3)	服务的具体内容和商业价值；

Contents and value of the services provided by Party A;

(4)	相同种类服务的市场参考价格；

Market price of the same type of services;

(5)	乙方的经营情况。

Operation conditions of the Party B.

2.1.2	If Party A transfers technology to Party B or develops software or other technology as entrusted by Party B or leases equipments or properties to Party B, the technology transfer price, development fees or rent shall be determined by the Parties based on the actual situations.

3.	Intellectual Property Rights and Confidentiality Clauses

3.1	Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

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3.2	The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents, warrants and covenants as follows:

4.1.1	Party A is a wholly foreign owned enterprise legally established and validly existing in accordance with the laws of China; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the service under this Agreement before providing such services.

4.1.2	Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

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4.1.3	义务。

This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2	Party B hereby represents, warrants and covenants as follows:

4.2.1	Party B is an enterprise legally established and validly existing in accordance with the laws of China and has obtained and will maintain all permits and licenses for engaging in the Principal Business in a timely manner.

4.2.2	Party B has taken all necessary internal actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.2.3	This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

5.	Term of Agreement

5.1	This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective.

5.2	During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for renewal of its operation term is not approved by relevant government authorities.

5.3	The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

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6.	Governing Law and Resolution of Disputes

6.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

6.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the South China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Shenzhen. The arbitration award shall be final and binding on both Parties.

6.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	Breach of Agreement and Indemnification

7.1	If Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to indemnify all damages; this Section 7.1 shall not prejudice any other rights of Party A herein.

7.2	Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement in any event.

7.3	Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

8.	Force Majeure

8.1	In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

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8.2	If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3	In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

9.	Notices

9.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

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9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	The Future Leading Education (Shenzhen) Co., Ltd.

Address:	Room 201, Block A, No. 1 Qianwan Road 1, Shenzhen-Hong Kong Cooperation Zone, Qianhai, Shenzhen

Attn:
Phone:
Facsimile:

Party B:	Beijing Zhongtulian Culture & Education Development Center

Address:	Room B1-4405, Block 3, No. 20 Yong’an Road, Shilong Economic Development Zone, Mentougou District, Beijing

Attn:
Phone:
Facsimile:

9.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to give written notice to Party B and does not need any consent from Party B for such assignment.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

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12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy. The Chinese version and English version shall have equal legal validity (In the event that the Parties have any different interpretations about the Agreement, the Chinese version shall prevail).

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A:   The Future Leading Education (Shenzhen) Co., Ltd.

By:	/s/ Li Weifu
Name:	Li Weifu
Title:	Legal Representative

Party B:    Beijing Zhongtulian Culture & Education Development Center

By:	/s/ Li Weifu
Name:	Li Weifu
Title:	Legal Representative

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